UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813 - Hawaiian Electric Industries, Inc. (HEI)

1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI

(808) 543-7771 - Hawaiian Electric

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hawaiian Electric Industries, Inc.	Common Stock, Without Par Value	HE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐

Item 8.01 Other Events.

As previously disclosed, on August 2, 2024, attorneys representing the individual and class plaintiffs reached an agreement in principle with all defendants, including Hawaiian Electric Industries, Inc. (“HEI” or the “Company”) and Hawaiian Electric Company, Inc. (“Hawaiian Electric”), to settle all of their tort-related legal claims in the litigation arising out of the Maui windstorm and wildfires. Of the total settlement amount, HEI and Hawaiian Electric would contribute a total of $1.91 billion (after reflecting a credit of $75 million for the previous contribution to the One `Ohana Initiative), to be paid in four equal annual installments, with the first installment of approximately $478 million expected to be made no earlier than mid-2025. While the agreement in principle remains subject to final documentation and court approval, the Company previously accrued its best estimate of the loss of approximately $1.71 billion, which represented the best estimate of the lump sum amount to settle claims with the plaintiffs as of June 30, 2024 and which was classified entirely as a current liability. The Company’s accrual for wildfire liabilities, and the classification of such liabilities as current or long-term liabilities, could be adjusted in future quarters to reflect changes in the Company’s estimates due to developments in the settlement process, expectations with respect to the timing of payments under the settlement agreement and other factors.

Cautionary Note Regarding Forward-Looking Statements

This report may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning the Company and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this report should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, the Company, Hawaiian Electric Company, Inc., American Savings Bank, F.S.B. and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Scott T. DeGhetto	/s/ Paul K. Ito
Scott T. DeGhetto	Paul K. Ito
Executive Vice President,	Senior Vice President,
Chief Financial Officer and Treasurer	Chief Financial Officer and Treasurer

Date: September 19, 2024	Date: September 19, 2024